Exhibit 7.3

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the Common Stock of FTD Group, Inc., a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Green Equity Investors IV, L.P.
By: GEI Capital IV, LLC, its General Partner

By:	/S/ JONATHAN D. SOKOLOFF	Date: February 24, 2005
Name:	Jonathan D. Sokoloff
Title:	Manager

GEI Capital IV, LLC

By:	/S/ JONATHAN D. SOKOLOFF	Date: February 24, 2005
Name:	Jonathan D. Sokoloff
Title:	Manager

Green Partnership Holdings, LLC

By:	/S/ JONATHAN D. SOKOLOFF	Date: February 24, 2005
Name:	Jonathan D. Sokoloff
Title:	Member

Leonard Green & Partners, L.P.
By: LGP Management, Inc., its General Partner

By:	/S/ JONATHAN D. SOKOLOFF	Date: February 24, 2005
Name:	Jonathan D. Sokoloff
Title:	Vice President

LGP Management, Inc.

By:	/S/ JONATHAN D. SOKOLOFF	Date: February 24, 2005
Name:	Jonathan D. Sokoloff
Title:	Vice President

/S/ JOHN M. BAUMER	Date: February 24, 2005
John M. Baumer

/S/ TIMOTHY J. FLYNN	Date: February 24, 2005
Timothy J. Flynn

/S/ PETER J. NOLAN	Date: February 24, 2005
Peter J. Nolan